                                                                      EXHIBIT 11

INDEPENDENT AUDITORS' CONSENT


Merrill Lynch Utility Income Fund, Inc.:



We consent to the use in Post-Effective Amendment No. 3 to Registration Statement No. 33-49787 of our report dated September 29, 1995 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which also is a part of such Registration Statement.


Deloitte & Touche LLP
Princeton, New Jersey

December 22, 1995